EXHIBIT 32.0

SECTION 1350 CERTIFICATIONS

I, Daryl D. Pomranke, President and Chief Executive Officer, and Jerry A. Weberling, Executive Vice President and Chief Financial Officer, of CFS Bancorp, Inc. (the “Company”), hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1)
The Quarterly Report on Form 10-Q of the Company for the three months ended June 30, 2013 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C 78m(a) or 78o(d); and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ DARYL D. POMRANKE
DARYL D. POMRANKE
President and Chief Executive Officer
Date: August 12, 2013

By:	/s/ JERRY A. WEBERLING
JERRY A. WEBERLING
Executive Vice President and Chief Financial Officer
Date: August 12, 2013

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act has been provided to CFS Bancorp, Inc. and will be retained by CFS Bancorp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.